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                                                                     Exhibit 1.1



                                ALBERTSON'S INC.



                40,000,000 [ ]% Hybrid Income Term Security Units

              (Initially consisting of 40,000,000 Corporate Units)


                             UNDERWRITING AGREEMENT

                               dated May [ ], 2004








                         BANC OF AMERICA SECURITIES LLC





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                             UNDERWRITING AGREEMENT



                                                                  MAY [  ], 2004

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANC ONE CAPITAL MARKETS, INC.
WACHOVIA CAPITAL MARKETS, LLC
WELLS FARGO SECURITIES, LLC
WEDBUSH MORGAN SECURITIES INC.
THE WILLIAMS CAPITAL GROUP, L.P.

c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, NY  10019

Ladies and Gentlemen:

     Albertson's Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 40,000,000 [ ]% Hybrid Income Term Security (HITS(TM1)) Units (the "UNITS") of the Company (the "FIRM SECURITIES") to the several underwriters named in
Schedule 1 hereto (the "UNDERWRITERS"). In addition, the Company proposes to grant to the several Underwriters an option (the "OPTION") to purchase up to an additional 6,000,000 Units (the "OPTIONAL SECURITIES" and, together with the Firm Securities, the "DESIGNATED SECURITIES"). The terms of the Designated Securities are identified in Schedule 2 hereto. Banc of America Securities LLC ("BAS") has agreed to act as the sole book-running manager along with Credit Suisse First Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representatives of the several Underwriters (in such capacity, the "REPRESENTATIVES") in connection with the offering and sale of the Designated Securities.

     Each of the Designated Securities initially will consist of a unit (referred to as a "CORPORATE UNIT") with a stated amount of $25 (the "STATED AMOUNT") comprised of (a) a stock purchase contract (a "PURCHASE CONTRACT" and, collectively with each other Purchase Contract, the "PURCHASE CONTRACTS") under which (i) the holder of a Corporate Unit (a "HOLDER" and, collectively with other Holders of Corporate Units, the "HOLDERS") will purchase from the Company on May 16, 2007 (the "SETTLEMENT DATE"), for $25 per Corporate Unit, a number of shares (each, a "COMMON SHARE" and, collectively with all other Common Shares that may be issued and sold by the Company upon settlement of the Purchase Contracts, the "COMMON SHARES") of common stock, par value $1.00 per share, of the Company (the "COMMON STOCK"), as set forth in the Purchase Agreement (as defined below) and (ii) the Company will pay quarterly contract adjustment payments at the rate of [ ]% of the Stated Amount per year, and (b) a 1/40, or 2.5%, ownership interest in one of the Company's [ ]% Senior Notes due 2009 with a principal amount of $1,000(a "SENIOR NOTE" and, collectively with each other Senior Note, the "SENIOR NOTES").

-----------
(1) "HITS" is a trademark of Banc of America Securities LLC

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     Each Common Share will have attached thereto a right (the "RIGHTS") to purchase one one-thousandth of a share of Junior Preferred Stock of the Company. The Rights have been issued pursuant to a Rights Agreement dated as of December 9, 1996 (as amended) (the "RIGHTS AGREEMENT") between the Company and American Stock Transfer & Trust Company, as successor Rights Agent.

     In accordance with the terms of a Purchase Contract Agreement (the "PURCHASE AGREEMENT") to be dated as of the First Delivery Date (as defined in
Section 2(a) hereof) between the Company and U.S. Bank Trust National Association, as Purchase Contract Agent (the "PURCHASE CONTRACT AGENT"), pursuant to which the Purchase Contracts will be issued, the holders of the Corporate Units will pledge all of their respective title, right and interest in and to the Senior Notes constituting part of the Corporate Units to U.S. Bank Trust National Association, as Collateral Agent (the "COLLATERAL AGENT"), pursuant to a Pledge Agreement (the "PLEDGE AGREEMENT") to be dated as of the First Delivery Date between the Company, the Purchase Contract Agent and the Collateral Agent, to secure the Holders' obligations under the Purchase Contracts. The Purchase Agreement and the Pledge Agreement are herein collectively referred to as the "UNIT AGREEMENTS."

     The Senior Notes will be issued pursuant to the Senior Indenture (the "BASE INDENTURE") dated as of May 1, 1992 between the Company and U.S. Bank Trust National Association, as successor indenture trustee (the "TRUSTEE"), as supplemented by the Supplemental Indenture No. 1 (the "SUPPLEMENTAL INDENTURE"), to be dated as of the First Delivery Date between the Company and the Trustee. The Base Indenture, as so supplemented, is herein referred to as the "INDENTURE".

     Pursuant to a Remarketing Agreement (the "REMARKETING AGREEMENT") to be dated as of the First Delivery Date between the Company, the Purchase Contract Agent and the Remarketing Agent (as defined in the Remarketing Agreement, the "REMARKETING AGENT"), the Remarketing Agent will remarket the Senior Notes, subject to the terms and conditions set forth therein.

     The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-113995), which contains a form of prospectus to be used in connection with the public offering and sale of the Designated Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "SECURITIES ACT"), including all documents incorporated or deemed to be incorporated by reference therein or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "EXCHANGE ACT"), is called the "REGISTRATION STATEMENT". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "RULE 462(B) REGISTRATION STATEMENT", and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus in the form first used by the Underwriters to confirm sales of the Designated Securities, is called the "PROSPECTUS". The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus specifically relating to the Designated Securities.

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     All references in this Agreement to (i) the Registration Statement, the
Rule 462(b) Registration Statement, a Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") and (ii) the Prospectus shall be deemed to include the "electronic Prospectus" provided for use in connection with the offering of the Designated Securities as contemplated by Section 3(m) of this Agreement. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, the Prospectus, (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference therein, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, the Prospectus, shall be deemed to mean and include any document subsequently filed by the Company with the Commission pursuant to the Exchange Act, which is or is deemed to be incorporated by reference therein, as the case may be.

     This is to confirm the agreement as of the date first written above between the Company and the Underwriters concerning the issue, offer and sale of the Designated Securities.

     1. Representations, Warranties and Agreements of the Company. The Company represents, warrants to and agrees with, the Underwriters that:

          (a) The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

          Each Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Designated Securities. The Registration Statement complies, and any post-effective amendment thereto will comply, in all material respects with the Securities Act and the Trust Indenture Act, and the Registration Statement as amended and supplemented by the Prospectus, and any post-effective amendment thereto do not and will not, as of the applicable effective date as to the Registration Statement, or any post-effective amendment thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, and any further supplements to the Prospectus, as of the applicable filing date as to any such supplement, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and


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     warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any post-effective amendment thereto or the Prospectus or any supplement thereto made in reliance upon and in conformity with written information furnished to the Company in writing by or on behalf of the Representatives specifically for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 6(e), or to information which shall constitute the Statement of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee under the Indenture. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

          (b) The Company has delivered to each Representative one photocopy of a complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and Preliminary Prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

          (c) The Company has not distributed and will not distribute, prior to the later of the Optional Delivery Date (as defined below) and the completion of the Underwriters' distribution of the Units, any offering material in connection with the offering and sale of the Units other than a Preliminary Prospectus, the Prospectus as the Registration Statement.

          (d) Each of the Company and its Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 of the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2004, each such entity referred to as a "Subsidiary". Except for American Stores Company and JS USA Holdings Inc., none of the Company's subsidiaries is a "significant subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X under the Securities Act.

          (e) The Company has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder; this Agreement has been duly authorized, executed and delivered by the Company.

          (f) The Company has all requisite corporate power and authority to execute and deliver each of the Unit Agreements and perform its obligations thereunder; each of the Unit Agreements has been duly authorized and, on the First Delivery Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws


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     relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), Title 11 of the United States Code (the "BANKRUPTCY CODE") should not substantively limit the provisions of the Purchase Agreement or the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Senior Notes, (2) the Treasury Securities (as defined in the Purchase Contract) or (3) the Applicable Ownership Interest in the Treasury Portfolio (as defined in the Purchase Contract), as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Units (as defined in the Prospectus); provided further, that the Company makes no representations as to whether the procedural restrictions respecting relief from the automatic stay under
     Section 362 of the Bankruptcy Code may delay the timing of the exercise of the rights and remedies contained in Section 5.06 of the Purchase Agreement and Section 5.04 of the Pledge Agreement. Each of the Unit Agreements conforms in all material respects to the description thereof contained in the Prospectus.

          (g) The Company has all requisite corporate power and authority to execute and deliver the Remarketing Agreement and perform its obligations thereunder; the Remarketing Agreement has been duly authorized and, on the First Delivery Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and except as any rights to indemnification, contribution or exculpation thereunder may be limited by principles of public policy, statutory duties and applicable securities laws. The Remarketing Agreement conforms in all material respects to the description thereof contained in the Prospectus.

          (h) The Company has all requisite corporate power and authority to execute and deliver the Supplemental Indenture and perform its obligations thereunder; the Supplemental Indenture has been duly authorized and, on the First Delivery Date, will have been duly executed and delivered by the Company and qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery of the Supplemental Indenture by the Trustee, the Supplemental Indenture will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied


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     covenant of good faith and fair dealing. The Supplemental Indenture conforms in all material respects to the description thereof contained in the Prospectus.

          (i) The Senior Notes have been duly authorized and, on the First Delivery Date, will have been duly executed by the Company, and, when the Senior Notes are authenticated by the Trustee in accordance with the Indenture and delivered against payment therefor in accordance with this Agreement, will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Senior Notes will conform in all material respects to the description thereof contained in the Prospectus.

          (j) The Designated Securities have been duly authorized and, on the First Delivery Date, will have been duly executed by the Company, and, when the Designated Securities are authenticated by the Purchase Contract Agent in accordance with the Purchase Agreement and delivered against payment therefor in accordance with this Agreement, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), the Bankruptcy Code should not substantively limit the provisions of the Purchase Agreement or the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Senior Notes, (2) the Treasury Securities (as defined in the Purchase Contract) or (3) the Applicable Ownership Interest in the Treasury Portfolio (as defined in the Purchase Contract), as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Units (as defined in the Prospectus); provided further, that the Company makes no representations as to whether the procedural restrictions respecting relief from the automatic stay under Section 362 of the Bankruptcy Code may delay the timing of the exercise of the rights and remedies contained in Section 5.06 of the Purchase Agreement and Section 5.04 of the Pledge Agreement. The issuance of the Designated Securities will not be subject to any preemptive or other similar rights and the Designated Securities will conform in all material respects to the description thereof in the Prospectus.

          (k) The Common Shares have been duly authorized and reserved for issuance pursuant to the Purchase Contracts, and are free of any preemptive or similar rights, and, when issued and delivered by the Company against payment therefor in accordance with



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     the terms of the Purchase Contracts, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims and will conform to the descriptions thereof in the Prospectus.

          (l) The Junior Preferred Stock of the Company issuable pursuant to the Rights Agreement has been duly authorized and reserved for issuance pursuant to the Rights Agreement, and are free of any preemptive or similar rights, and, when issued and delivered by the Company in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims and will conform to the descriptions thereof in the Prospectus

          (m) The execution, delivery and performance of the Indenture, this Agreement, the Units, the Senior Notes, the Unit Agreements and the Remarketing Agreement (collectively, the "TRANSACTION DOCUMENTS") by the Company and the issuance and sale of the Designated Securities and the consummation of the transactions contemplated hereby and by the other Transaction Documents have been authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, violate or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for such conflicts, breaches, violations, defaults Repayment Events, or creations or impositions as would not, either individually or in the aggregate, have a material adverse effect or cause a development involving a prospective material adverse effect on the consolidated financial position, business, or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, taken as a whole (such effect, a "MATERIAL ADVERSE EFFECT"); nor will such action result in any violation of (i) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect) or (ii) the provisions of the charter or bylaws of the Company or any of its Subsidiaries. As used herein, a "REPAYMENT EVENT" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness of the Company or any Significant Subsidiary (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          (n) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or in default (or, with the giving of notice or lapse of time, would be in default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries may be bound, or to



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     which any of the property or assets of the Company or any of its
     Significant Subsidiaries is subject, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

          (o) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Statement.

          (p) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of the Transaction Documents by the Company, and the consummation of the transactions contemplated hereby and by the Transaction Documents, except such as has been, or will be prior to the applicable Delivery Date (as defined herein) obtained or made under the Securities Act, the Exchange Act and the Trust Indenture Act and as required by the state securities or "blue sky" laws.

          (q) The authorized, issued and outstanding capital stock of the Company as of January 29, 2004, is as set forth in the Prospectus; since such date, except as disclosed in the Prospectus or changes occurring in the ordinary course of business, there has been no change in the capitalization of the Company (other than changes in outstanding Common Stock resulting from grants, exercises and sales pursuant to employee or director benefit plans, including, without limitation, the Company's stock option plans, in each case existing on the date hereof (collectively, the "STOCK PLANS")); all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable.

          (r) Except as disclosed in the Prospectus and except for grants, exercises and sales pursuant to the Stock Plans, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options issued by the Company to purchase, any shares of the capital stock of the Company, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Designated Securities or Common Stock and (iii) there are no restrictions upon transfer of the Designated Securities or the Common Stock pursuant to the Company's certificate of incorporation or bylaws.

          (s) The Company is not, and after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

          (t) Except as otherwise disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending to which the Company or any of its Subsidiaries is a party or to which any property or assets of the Company or any of its Subsidiaries is the subject which, individually or in the aggregate, if so determined



                                       8
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     adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement; and, to the best of the Company's knowledge, no such actions, suits or proceedings are threatened. Except as otherwise disclosed in the Prospectus, no material labor dispute with the employees of the Company or any of its Subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the best of the Company's knowledge, is threatened or imminent.

          (u) The Company and each of its Subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for taxes being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided and except where the failure to file such returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

          (v) Except as otherwise disclosed in the Prospectus, the Company and each of its Significant Subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(aa) (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Significant Subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any Significant Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Significant Subsidiary.

          (w) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "CODE")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such non-compliance could not reasonably be expected to have a Material Adverse Effect; the Company and each of its Subsidiaries have not incurred and do not expect to incur liability expected to have a Material Adverse Effect under (i) Title IV of ERISA with



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     respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its Subsidiaries would have any liability or
     (ii) Sections 412, 4971, 4975 or 4980B of the Code; and each such pension plan that is intended to be qualified under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such pension plan is so qualified in all material respects.

          (x) Neither the Company, nor to its knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Designated Securities (other than stabilization and other activities that may be taken by the Underwriters and which are described under the caption "Underwriting" in the prospectus or any amendment or supplement thereto).

          (y) The consolidated financial statements and supporting schedules of the Company filed with the Commission and included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations, cashflows and changes in shareholders' equity of the Company and its consolidated subsidiaries for the periods specified, in each case in all material respects in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto). No other financial statements or supporting schedules are required to be included in the Registration Statement. The summary and selected historical financial data of the Company included in the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated interim or audited financial statements of the Company included in the Registration Statement and the Prospectus.

          (z) Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business material to the Company and its Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since the date as of which information is given in the Prospectus, except as otherwise set forth or contemplated in the Prospectus (including, without limitation, the incurrence of debt in connection with the consummation of transactions contemplated by the Stock Purchase Agreement (as defined below)), there has not been (i) any change in the authorized capital stock of the Company,
     (ii) any material increase in the aggregate in the consolidated short-term or long-term debt of the Company (other than increases in the ordinary course of business in amounts outstanding under the Company's commercial paper program) or (iii) any Material Adverse Effect.

          (aa) To the best of the Company's knowledge, Deloitte & Touche LLP, who have audited certain financial statements and supporting schedules of the Company and its consolidated subsidiaries, are independent accountants as required by the Securities Act and the Exchange Act.

          (bb) The Designated Securities and the Common Shares have been approved for listing on the New York Stock Exchange (the "NYSE"), subject only to official notice of issuance and the Company meeting the listing requirements, and the Units and the Common Stock have been registered under the Exchange Act.

          (cc) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Delivery Date (as defined below) and each Optional Delivery Date (as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with written information furnished to the Company in writing by or on behalf of the Representatives specifically for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 6(e).

          (dd) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared,
     (ii) have been evaluated for effectiveness as of the end of the relevant period covered by the Company's most recent annual or quarterly report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company's disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. Since the most recent evaluation of the Company's disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

          (ee) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ff) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

          (gg) The Stock Purchase Agreement, dated as of March 25, 2004, among J Sainsbury plc, JS USA Holdings Inc. and the Company (the "STOCK PURCHASE AGREEMENT"), has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          2. Purchase, Sale and Delivery of Designated Securities.

     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth opposite such Underwriter's name on Schedule 1 hereto, at a purchase price (the "PURCHASE PRICE") and upon such other terms as set forth in Schedule 2 attached hereto.

     Delivery of and payment for the Firm Securities shall be made at the office of Shearman & Sterling LLP, 599 Lexington Ave, New York, NY 10022 (or such other place as may be agreed to by the Company and the Representatives) at 10:00 a.m. (New York time) on [ ], 2004, which date and time may be postponed by agreement between the Representatives and the Company (such date and time of delivery and payment for the Firm Securities being herein called the "FIRST DELIVERY DATE"). Delivery of the Firm Securities shall be made to the Representatives for the accounts of the several Underwriters against payment of the purchase price by the Underwriters. Payment for the Firm Securities shall be made against delivery to you of the Firm Securities as described below and effected either by wire transfer of immediately available funds to a bank account, the account number and the ABA number for such bank account to be provided by the Company to the Representatives at least two business days in advance of the First Delivery Date, or by such other manner of payment as may be agreed by the Company and the Representatives.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants the Option to the several Underwriters to purchase, severally and not jointly, the Optional Securities at the same purchase price as the Underwriters shall pay for the Firm Securities. The Option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Securities. The Option may be exercised in whole or in part at any time, and from time to time, so long as the related Optional Delivery Date (as defined below) is within the 30-day period starting from (and including) the date of this Agreement, upon notice in writing or by facsimile by the Underwriters to the Company setting forth (i) the aggregate number of Optional Securities as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Securities are to be registered and (iii) the Optional Delivery Date. If any Optional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Securities (subject to such adjustments to eliminate fractional amounts as the Representatives may determine) that bears the same proportion to the total number of Optional Securities to be purchased as the number of Firm Securities set forth on Schedule 1 opposite the name of such Underwriter bears to the total number of Firm Securities (rounded as the Representatives may determine to the nearest share).

     Each date for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL DELIVERY DATE", which may be the First Delivery Date (the First Delivery Date and each Optional Delivery Date, if any, being sometimes referred to as a "DELIVERY DATE"), shall be determined by the Representatives but shall not be later than five full business days after written notice of election to purchase Optional Securities is given. Delivery of the Optional Securities shall be made to the Representatives for the accounts of the several Underwriters against payment of the purchase price by the Underwriters. Payment for the Optional Securities shall be made against delivery to you of the Optional Securities as described below and effected either by wire transfer of immediately available funds to a bank account, the account number and the ABA number for such bank account to be provided by the Company to the Representatives at least two business days in advance of the Optional Delivery Date, or by such other manner of payment as may be agreed by the Company and the Representatives.

     (c) The Company will deliver against payment of the purchase price the certificates for the Designated Securities which shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Delivery Date and shall be made available, at the request of the Representatives, for inspection at least 24 hours prior to such Delivery Date.

     (d) It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Securities and any Optional Securities the Underwriters have agreed to purchase. BAS, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Designated Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Delivery Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     (e) The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Designated Securities as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

     (f) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

     3. Further Agreements of the Company. The Company further agrees:

          (a) During such period beginning on the date hereof and ending on the later of the First Delivery Date or such date, as in the reasonable opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "PROSPECTUS DELIVERY PERIOD"), prior to amending the Registration Statement (including any Rule 462(b) Registration Statement under the Securities Act) or supplementing the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), to furnish to the Representatives for review a copy of each such proposed amendment or supplement, and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

          (b) After the date of this Agreement, to promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission relating to the Registration Statement, any Preliminary Prospectus or the Prospectus, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus (other than any amendment or supplement resulting solely from the incorporation by reference of any report filed under the Exchange Act), (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Designated Securities or the Common Stock from any securities exchange upon which the relevant securities are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b), as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

          (c) If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order that the Prospectus as then amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, to promptly notify the Underwriters and prepare, subject to Section 3(a) hereof, file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) Not later than 12:00 p.m. (New York time) on the second business day following the date the Designated Securities are first released by the Underwriters for sale to the public and from time to time, furnish to the Underwriters and to Shearman & Sterling LLP, counsel to the Underwriters, copies of the Prospectus (and all amendments and supplements thereto) in each case as soon as available and in such quantities as the Underwriters reasonably request for internal use and for distribution to prospective purchasers. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (e) Promptly to take such action as the Representatives may reasonably request from time to time, to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions in the United States for as long as may be necessary to complete the distribution of the Designated Securities; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or otherwise subject itself to taxation in any jurisdiction in which it is not otherwise so qualified or subject.

          (f) As soon as practicable, to make generally available to its security holders an earnings statement (which need not be audited) covering the twelve-month period ending April 30, 2005 that satisfies the provisions of Section 11(a) of the Securities Act.

          (g) During the Prospectus Delivery Period, to file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

          (h) For a period of two years following the First Delivery Date, to furnish to the Underwriters upon request copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act; provided, however, that the Company shall not be required to provide the Underwriters with any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR.

          (i) To apply the proceeds from the sale of the Designated Securities as set forth under "Use of Proceeds" in the Prospectus.

          (j) For a period of 60 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Units, Purchase Contracts or shares of Common Stock or securities convertible into or exchangeable for Units, Purchase Contracts or shares of Common Stock or substantially similar securities, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock or substantially similar securities, or publicly announce the intention to do any of the foregoing, other than (i) the Designated Securities, (ii) shares of Common Stock issuable in connection with the Treasury Units (as defined in the Prospectus) or Corporate Units, or shares of Common Stock issuable upon settlement of the Corporate Units or the Treasury Units, (iii) shares issuable pursuant to the conversion or exchange of convertible securities outstanding on the date hereof, (iv) shares issuable pursuant to the exercise of warrants, rights or options outstanding on the date hereof, or
     (v) the grant of options to purchase Common Stock and other awards pursuant to the Stock Plans, the issuance of Common Stock pursuant to the Stock Plans and the issuance of Common Stock upon exercise, conversion or exchange of such options and other awards granted pursuant to the Stock Plans, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Banc of America Securities LLC (provided that, notwithstanding the foregoing restrictions, the Company may publicly announce an intention to issue Common Stock or other securities or issue Common Stock or other securities in connection with any acquisition made by the Company, so long as any such acquisition does not close prior to the expiration of the 60-day period referenced above); and to use its reasonable efforts to cause each executive officer (as defined for purposes of Section 16 of the Exchange Act) and director of the Company to furnish to the Underwriters, prior to the First Delivery Date, an executed letter substantially in the form attached hereto as Exhibit C; provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the executive officers and directors that are holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 60-day period without the prior written consent of BAS (which consent may be withheld at the sole discretion of the BAS). Notwithstanding the foregoing, if (x) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 60-day period; the restrictions imposed in this clause (l) shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company's securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

          (k) During the Prospectus Delivery Period, none of the Company or any of its affiliates will take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Designated Securities (other than stabilization and other activities that may be taken by the Underwriters and which are described under the caption "Underwriting" in the Prospectus or any amendment or supplement thereto).

          (l) To take such steps as shall be necessary to ensure that it shall not become an "investment company" within the meaning of such term under the Investment Company Act.

          (m) To use its best efforts to have the Designated Securities and the Common Shares approved by the NYSE for listing prior to the date of this Agreement.

          (n) To cause to be prepared and delivered, at the Company's expense, within one business day from the effective date of this Agreement, to the Underwriters an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Designated Securities. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Designated Securities for at least the Prospectus Delivery Period; (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

          (o) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Units in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

          (p) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     4. Expenses. The Company agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Designated Securities, and any taxes payable in that connection; (b) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the Transaction Documents; (c) the fees and expenses of the Company's counsel and independent accountants (it being understood that in no event shall the Underwriters be liable to pay any fees or expenses of Deloitte & Touche LLP); (d) any stamp or transfer taxes in connection with the issuance and sale of the Designated Securities to the Underwriters; (e) the fees and expenses of qualifying the Designated Securities and the Common Shares under the securities laws of the several jurisdictions as provided in Section 3(e); (f) the costs and expenses of the Company and the reasonable expenses of the Underwriters in connection with the marketing and offering of the Designated Securities and the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Designated Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company; (g) all expenses and fees in connection with listing the Designated Securities and the Common Shares on the NYSE; (h) the fees and expenses of the Trustee under the Indenture, (i) all fees and expenses of any securities intermediary in connection with the Transaction Documents and of the Purchase Contract Agent and the Collateral Agent under the Unit Agreements, (j) the fees and expenses of the registrar and transfer agent of the Common Stock;
(i) the filing fees incident to the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Designated Securities, if required; (x) all fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement; and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 4, Section 6 and
Section 9, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

     5. Conditions of the Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) For the period from and after effectiveness of this Agreement and prior to the Delivery Date:

               (i) the Company shall have filed the final Prospectus in relation to the Designated Securities with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) under the Securities Act;

               (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

               (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements that shall not have been resolved to the NASD's satisfaction.

          (b) The Underwriters shall not have discovered and disclosed to the Company prior to or on such Delivery Date that the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto contains any untrue statement of a fact that, in the opinion of counsel to the Underwriters, is material or omits to state any fact that is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Jones Day shall have furnished to the Underwriters its written opinion and letter, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters and substantially to the effect set forth in Exhibit A hereto.

          (e) John R. Sims, Esq., General Counsel and Secretary to the Company, shall have furnished to the Underwriters his written opinion to the effect set forth in Exhibit B hereto; addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters and substantially to the effect set forth in Exhibit B hereto.

          (f) Shearman & Sterling LLP shall have furnished to the Underwriters its written opinion, as counsel to the Underwriters, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters.

          (g) The Underwriters shall have received, on each of the date hereof and each Delivery Date, a letter dated the date hereof or such Delivery Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in and incorporated by reference in the Registration Statement and the Prospectus provided that the letter delivered on the First Delivery Date shall use a "cut-off date" not earlier than the date hereof.

          (h) The Company shall have furnished to the Underwriters on such Delivery Date its certificate, dated such Delivery Date, executed by its Chief Executive Officer, and by its Executive Vice President and Chief Financial Officer, in form and substance satisfactory to the Underwriters, to the effect that the representations, warranties and agreements of the Company in Section 1 are true and correct as of the date given and as of such Delivery Date; and the Company has complied in all material respects with all its agreements contained herein to be performed prior to or on such Delivery Date and the conditions set forth in Sections 5(i) and 5(k) have been fulfilled.

          (i) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business material to the Company and its Subsidiaries considered as whole, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date, except as otherwise set forth or contemplated in the Prospectus (including, without limitation, the incurrence of debt in connection with the consummation of transactions contemplated by the Stock Purchase Agreement (as defined below)), there shall not have been (A) any change in the authorized capital stock of the Company, (B) any material increase in the consolidated short-term or long-term debt of the Company (other than increases in the ordinary course) of business in amounts outstanding under the Company's commercial paper program) or (B) any Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, material and adverse and makes it impracticable or inadvisable to proceed with the offering or the delivery of the Designated Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ or the over-the-counter market, or trading in any securities of the Company on any exchange shall have been suspended or limited, or minimum or maximum prices shall have been established on any such exchange or market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a general banking moratorium shall have been declared by United States federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Designated Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representative there shall have occurred any Material Adverse Effect.

          (k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock.

          (l) The Representatives shall have received from each executive officer and director [(other than the individuals set forth on Exhibit D attached hereto)] of the Company an executed letter contemplated by Section 3(i) hereof.

          (m) The Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request to evidence compliance with the conditions set forth in this Section 5.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Underwriters.

     6. Indemnification and Contribution.

     (a) The Company shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Designated Securities), to which the Underwriters or any such officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto, in any Marketing Materials or in any Blue Sky Application, any material fact necessary to make the statements therein not misleading, and shall reimburse the Underwriters and each such officer, employee and controlling person promptly upon demand for any legal or other expenses (including the fees and disbursements of counsel chosen by BAS) reasonably incurred by the Underwriters or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such Preliminary Prospectus or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Underwriters concerning the Underwriters specifically for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 6(e);

and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that such loss, claim, damage, liability or action of such Underwriter results from the fact such Underwriter sold Designated Securities to a person as to whom it shall be established that such sale was an initial resale by such Underwriter and there was not sent or given to such person, if required by law to have been so sent or given, at or prior to the written confirmation of such sale to such person, a copy of the Prospectus, if the Company had previously furnished copies thereof pursuant to Section 3(d) and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was (i) identified to such Underwriter prior to the furnishing to such Underwriter of the corrected Prospectus and (ii) corrected in the Prospectus. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriters or to any officer, employee or controlling person of the Underwriters.

     (b) The Underwriters, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto, any material fact necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by the Representatives specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements referred to in the letter to be delivered pursuant to Section 6(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Company or any such director, officer or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representatives in the case of Section 6(b), representing the indemnified parties who are parties to such action) and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities, or (ii) if the allocation provided by clause 6(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Designated Securities purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total discounts and commissions received by the Underwriters with respect to the Designated Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Designated Securities under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if the amount of contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities distributed by it exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) Prior to the First Delivery Date, the Underwriters shall deliver a letter identifying the statements supplied by them in writing to the Company specifically for inclusion in the Prospectus.

     7. Default of One or More of the Several Underwriters. If, on any Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Designated Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Designated Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Designated Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Securities set forth opposite their respective names on Schedule 1 bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Designated Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on any Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Designated Securities and the aggregate number of Designated Securities with respect to which such default occurs exceeds 10% of the aggregate number of Designated Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Designated Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

     As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
7. Any action taken under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     8. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Securities or the Optional Securities, respectively, if, prior to that time, any of the events described in Sections 5(i), (j) or (k) shall have occurred or if the Underwriters shall decline to purchase such Designated Securities for any reason permitted under this Agreement. In such case, the Company shall have no liability hereunder except as provided by Sections 4, 6 and 9 hereof

     9. Reimbursement of Underwriters' Expenses. If (a) the Company shall fail to tender the Designated Securities for delivery to the Underwriters for any reason permitted under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Designated Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 8 but excluding the failure of any of the conditions herein to be satisfied as a result of a breach by the Underwriters of their representations herein), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Designated Securities, and upon demand, the Company shall pay the full amount thereof to the Underwriters.

     10. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Attention: Equity Capital Markets (Fax:
     212-933-2217); and

          with a copy (which shall not constitute notice) to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Robert Evans III, Esq. (Fax: 646-848-8830; Telephone: 212-848-4000);

          (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at 250 Parkcenter Boulevard, Boise, Idaho 83706, Attention: General Counsel (Fax: 208-395-6225; Telephone:
     208-395-6200);

          with a copy (which shall not constitute notice) to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Christopher M. Kelly, Esq. (Fax: 216-579-0212; Telephone: 216-586-1238).

     Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case maybe, in writing at least three days in advance of such change.

     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (B) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     12. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Designated Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

     13. Definition of the Terms "Business Day", "Significant Subsidiary" and "Subsidiary". For purposes of this Agreement, (a) "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) "SIGNIFICANT SUBSIDIARY" has the meaning assigned to it under Rule 405 of the Securities Act and (c) "SUBSIDIARY" shall mean any entity of which the Company owns, directly or indirectly, at least 50 percent of the voting securities; provided that no entity shall be deemed to be a Significant Subsidiary or a Subsidiary for purposes of this Agreement unless such entity is accounted for as a consolidated entity in the Company's consolidated financial statements in accordance with generally accepted accounting principles in the United States.

     14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                     Very truly yours,

                                     ALBERTSON'S, INC.



                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:



Accepted and agreed by:

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANC ONE CAPITAL MARKETS, INC.
WACHOVIA CAPITAL MARKETS, LLC
WELLS FARGO SECURITIES, LLC
WEDBUSH MORGAN SECURITIES INC.
THE WILLIAMS CAPITAL GROUP, L.P.


     Acting as Representatives of the
     several Underwriters named in
     attached Schedule 1

BANC OF AMERICA SECURITIES LLC


By:
   --------------------------------------------
   Name:
   Title

                                                                     SCHEDULE 1


                                                                                 NUMBER OF FIRM SECURITIES
UNDERWRITERS                                                                     TO BE PURCHASED
----------------------------------------------------------------------------------------------------------
Banc of America Securities LLC.............................................
Credit Suisse First Boston LLC ............................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated ........................
Banc One Capital Markets, Inc. ............................................
Wachovia Capital Markets, LLC .............................................
Wells Fargo Securities, LLC ...............................................
Wedbush Morgan Securities Inc. ............................................
The Williams Capital Group, L.P............................................
                                                                                 -----------------------
                                     TOTAL.................................             40,000,000


                                   Schedule 1

                                                                     SCHEDULE 2


REGISTRATION STATEMENT NO.:  333-113995

NUMBER OF DESIGNATED SECURITIES:  46,000,000
              Number of Firm Securities:  40,000,000
              Maximum Number of Optional Securities:  6,000,000

PURCHASE PRICE BY UNDERWRITERS:  $[    ] per Corporate Unit

PRICE TO PUBLIC PER CORPORATE UNIT:  $25.00

GROSS SPREAD PER CORPORATE UNIT:  [  ]%

REFERENCE PRICE:  $[    ]

THRESHOLD APPRECIATION PRICE:  $[    ]

PAYMENT DATES:  February 16, May 16, August 16 and November 16

CONTRACT ADJUSTMENT PAYMENT DATES: February 16, May 16, August 16 and
November 16

CONTRACT ADJUSTMENT PAYMENTS:  [     ]% of $25.00 Stated Amount

PURCHASE CONTRACT SETTLEMENT DATE:  May 16, 2007

AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES:  $1,000,000,000

AGGREGATE PRINCIPAL AMOUNT OF SENIOR NOTES (IF THE UNDERWRITERS PURCHASE ALL OF THE OPTIONAL SECURITIES): $1,150,000,000

MATURITY OF THE SENIOR NOTES:  February 16, 2009

INTEREST RATE ON THE SENIOR NOTES:  [   ]%

STOCK EXCHANGE LISTING:  New York Stock Exchange


                                Schedule 2